UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2019
Date of Report (Date of earliest event reported)

THE HERSHEY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-183	23-0691590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 East Chocolate Avenue
Hershey, PA 17033
(Address of principal executive offices)
(Zip Code)

(717) 534-4200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, one dollar par value	HSY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2019, The Hershey Company (the “Registrant”) entered into a Pricing Agreement (the “Pricing Agreement”) with BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters listed in Schedule I to the Pricing Agreement (the “Underwriters”), pursuant to which the Registrant has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Registrant, $300,000,000 aggregate principal amount of 2.050% Notes due November 15, 2024 (the “2024 Notes”), $300,000,000 aggregate principal amount of 2.450% Notes due November 15, 2029 (the “2029 Notes”) and $400,000,000 aggregate principal amount of 3.125% Notes due November 15, 2049 (together with the 2024 Notes and the 2029 Notes, the “Notes”). The Pricing Agreement incorporates by reference the terms and conditions of the Underwriting Agreement, dated October 28, 2019 (the “Underwriting Agreement”), between the Registrant and, as to the issuance and sale of the Notes, the Underwriters. The Registrant is offering and selling the Notes under the Registrant’s Registration Statement on Form S-3 (File No. 333-225303), which Registration Statement relates to the offer and sale on a delayed basis from time to time of an indeterminate amount of the Registrant’s debt securities. The Registrant intends to use the net proceeds of the offering to repay a portion of the commercial paper it issued to fund the acquisition of ONE Brands, LLC and pay related fees and expenses and for general corporate purposes.
The foregoing descriptions of the Pricing Agreement and the Underwriting Agreement are qualified by reference to the respective agreements, copies of which are attached hereto as Exhibit 1.1 and 1.2, respectively, and incorporated by reference herein. Further information concerning the Notes and related matters is set forth in the Registrant’s Prospectus Supplement dated October 28, 2019, which was filed with the Securities and Exchange Commission on October 29, 2019.
In the ordinary course of their respective businesses, the Underwriters and their affiliates may have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Registrant and its affiliates for which they have in the past received, and may in the future receive, customary fees. Affiliates of certain of the Underwriters are lenders under the Registrant’s existing credit agreements.

Item 8.01.	Other Events.

On October 28, 2019, the Registrant issued a press release announcing the offering of the Notes in a public offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

On October 28, 2019, the Registrant issued a press release announcing the pricing of the Notes in a public offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	1.1	Pricing Agreement, dated October 28, 2019, between the Registrant and the Underwriters
	1.2	Underwriting Agreement, dated October 28, 2019, between the Registrant and, as to the issuance and sale of the Notes, the Underwriters
	99.1	Press Release dated October 28, 2019 announcing a notes offering
	99.2	Press Release dated October 28, 2019 announcing the pricing of notes due 2024, notes due 2029 and notes due 2049
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: October 29, 2019	By:	/s/ Steven E. Voskuil
Steven E. Voskuil Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Pricing Agreement, dated October 28, 2019, between the Registrant and the Underwriters
1.2	Underwriting Agreement, dated October 28, 2019, between the Registrant and, as to the issuance and sale of the Notes, the Underwriters
99.1	Press Release dated October 28, 2019 announcing a notes offering
99.2	Press Release dated October 28, 2019 announcing the pricing of notes due 2024, notes due 2029 and notes due 2049
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)